Exhibit 10.1

January 25, 2007

St. Jude Medical, Inc.

One Lillehei Plaza

St. Paul, MN 55117

Attention: Chief Financial Officer

Re:	$700,000,000 Interim Liquidity Facility

Ladies and Gentlemen:

BANK OF AMERICA, N.A. (the “Lender” or, if any assignment is effective pursuant to Section 6(e) hereof, the “Initial Lender”) is pleased to make available to ST. JUDE MEDICAL, INC., a Minnesota corporation (“St. Jude” or the “Borrower”), a senior credit facility on the terms and subject to the conditions set forth below. Terms not defined herein have the meanings assigned to them in Exhibit A hereto.

1.	The Facility.

(a)

The Commitment. Subject to the terms and conditions set forth herein, the Lender agrees to make available to the Borrower until the Maturity Date a credit facility providing for loans (“Loans”) in Dollars in an aggregate initial principal amount not to exceed $700,000,000, as reduced in accordance with Section 1(h) hereof (the “Commitment”). No amount of any Loan repaid or prepaid by the Borrower may be reborrowed hereunder.

(b)

Borrowings, Conversions, Continuations. The Borrower may request that Loans be (i) made as or converted to Base Rate Loans by irrevocable notice to be received by the Lender not later than 12:00 P.M. on the Business Day prior to the Business Day of the borrowing or conversion, or (ii) so long as no Default or Event of Default shall have occurred and be continuing, made or continued as, or converted to, Eurodollar Rate Loans by irrevocable notice to be received by the Lender not later than 12:00 P.M. three Business Days prior to the Business Day of the borrowing, continuation or conversion. If the Borrower fails to give a notice of conversion or continuation prior to the end of any Interest Period in respect of any Eurodollar Rate Loan, the Borrower shall be deemed to have requested that such Loan be converted to a Base Rate Loan on the last day of the applicable Interest Period. If the Borrower requests that a Loan be continued as or converted to a Eurodollar Rate Loan, but fails to specify an Interest Period with respect thereto, the Borrower shall be deemed to have selected an Interest Period of one month. Notices pursuant to this Section 1(b) may be given by telephone if promptly confirmed in writing (but the failure to provide such written confirmation shall not affect the validity of any such notice).

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January 25, 2007

Each Eurodollar Rate Loan shall be in a principal amount of $10,000,000 or a whole multiple of $5,000,000 in excess thereof. Each Base Rate Loan shall be in a principal amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof. There shall not be more than four (4) different Interest Periods in effect at any time.

(c)

Interest. At the option of the Borrower, Loans shall bear interest at a rate per annum equal to (i) the Eurodollar Rate for any such Interest Period plus the Applicable Margin; or (ii) the Base Rate. Interest on Base Rate Loans calculated by reference to the Bank of America “prime rate” shall be calculated on the basis of a year of 365 or 366 days and actual days elapsed. All other interest hereunder shall be calculated on the basis of a year of 360 days and actual days elapsed.

The Borrower promises to pay interest (i) for each Eurodollar Rate Loan, (A) on the last day of the applicable Interest Period, and (B) on the date of any conversion of such Loan to a Base Rate Loan; (ii) for Base Rate Loans, on the last Business Day of each calendar quarter; and (iii) for all Loans, on the Maturity Date. If the time for any payment is extended by operation of law or otherwise, interest shall continue to accrue for such extended period. After the occurrence and during the continuance of any Event of Default, the Borrower shall pay, but only to the extent permitted by law, interest (after as well as before judgment) on such amounts at a rate per annum equal to the Default Rate. Such interest shall be payable on demand. In no case shall interest hereunder exceed the amount that the Lender may charge or collect under applicable law.

(d)

Evidence of Loans. The Loans and all payments thereon shall be evidenced by the Lender’s loan accounts and records and by a promissory note in the form of Exhibit B hereto in addition to such loan accounts and records. Such loan accounts, records and promissory note shall be prima facie evidence of the amount of the Loans and payments thereon. Any failure to record any Loan or payment thereon or any error in doing so shall not limit or otherwise affect the obligation of the Borrower to pay any amount owing with respect to the Loans.

(e)	Repayment. The Borrower promises to pay all Loans then outstanding on the Maturity Date.

The Borrower shall make all payments required hereunder not later than 2:00 P.M. on the date of payment in same day funds in Dollars at the office of the Lender located at 101 North Tryon Street, 15th Floor, Charlotte, North Carolina 28255 or such other address as the Lender may from time to time designate in writing, including in documents delivered in connection with an assignment pursuant to Section 6(e).

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January 25, 2007

All payments to be made by the Borrower to the Lender shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff. Such payments shall be free and clear of and exempt from, and without deduction or withholding for or on account of, any present or future taxes, levies, imposts, duties or charges of whatsoever nature imposed by any government or any political subdivision or taxing authority thereof. The Borrower shall reimburse the Lender for any taxes imposed on or withheld from such payments (other than taxes imposed on the Lender’s income, and franchise taxes imposed on the Lender, by the jurisdiction under the laws of which the Lender is organized or any political subdivision thereof).

(f)

Voluntary Prepayments. The Borrower may, upon two Business Days’ notice in the case of Eurodollar Rate Loans, and upon same-day notice in the case of Base Rate Loans, voluntarily prepay Loans on any Business Day. Prepayments of Loans must be accompanied by a payment of accrued interest on the amount so prepaid. Prepayments must be in a principal amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof or the entire remaining principal amount of Loans.

(g)

Mandatory Prepayments. (i) If at any time the aggregate outstanding principal amount of all Loans shall exceed the Commitment, the Borrower shall make a prepayment in the amount necessary to cause the aggregate outstanding principal amount of all Loans to be less than or equal to the Commitment. If such prepayments are required in connection with a Commitment reduction which occurred as the result of the closing of the Senior Credit Refinancing as described in Section 1(h)(iii) or (iv), each such prepayment shall be made simultaneously with the receipt of the initial advance made on the date of closing of the Senior Credit Refinancing.

(ii)           In the event that the aggregate amount of all Net Cash Proceeds from all dispositions of assets of the Borrower or any Subsidiary after the Closing Date exceeds $50,000,000, excluding dispositions of assets permitted pursuant to Sections 7.02(a), 7.02(b) and 7.02(d) of the Incorporated Agreement, the Borrower shall make a prepayment in an amount equal to the lesser of (x) the aggregate outstanding principal amount of all Loans and accrued interest thereon and (y) one hundred percent (100%) of the Net Cash Proceeds of all such dispositions, each such prepayment to be made within ten days of receipt of the Net Cash Proceeds thereof and upon not less than five Business Days’ prior written notice to the Lender, which notice shall include a certificate of a Responsible Officer of the Borrower setting forth in reasonable detail the calculations utilized in computing the Net Cash Proceeds of such sale and the amount of such prepayment.

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January 25, 2007

(iii)         In the event that the aggregate amount of all Net Cash Proceeds from all Debt Issuances after the Closing Date exceeds $50,000,000, excluding extensions of credit permitted pursuant to Section 7.04(c) of the Incorporated Agreement, the Borrower shall make a prepayment in an amount equal to the lesser of (x) the aggregate outstanding principal amount of all Loans and accrued interest thereon and (y) one hundred percent (100%) of the Net Cash Proceeds of all such Debt Issuances, each such prepayment to be made within ten Business Days of receipt of such proceeds and upon not less than five Business Days’ prior written notice to the Lender, which notice shall include a certificate of a Responsible Officer of the Borrower setting forth the initial principal amount of such Debt Issuance.

(iv)         In the event that the aggregate amount of all Net Cash Proceeds from all Equity Issuances after the Closing Date exceeds $50,000,000, the Borrower shall make a prepayment in an amount equal to the lesser of (x) the aggregate outstanding principal amount of all Loans and accrued interest thereon and (y) one hundred percent (100%) of the Net Cash Proceeds of all such Equity Issuances, each such prepayment to be made within ten Business Days of receipt of such proceeds and upon not less than five Business Days’ prior written notice to the Lender, which notice shall include a certificate of a Responsible Officer of the Borrower setting forth in reasonable detail the calculations utilized in computing the Net Cash Proceeds of such Equity Issuance and the amount of such prepayment.

(h)

Commitment Reductions. (i) The Borrower may, upon three Business Days’ notice, reduce or cancel any undrawn portion of the Commitment, provided, that the amount of such reduction is not less than $5,000,000 or a whole multiple of $1,000,000 in excess thereof.

(ii)          Subject to clauses (iii) and (iv) below, the Commitment shall be permanently reduced on a dollar for dollar basis on the date any prepayment is or would be required by Section 1(g) by the amount of funds available to be applied for such repayment of Loans regardless of the then outstanding principal amount of Loans.

(iii)        The Commitment shall be permanently reduced on a dollar for dollar basis on the date of the closing of an event described in clause (i) of the definition of Senior Credit Refinancing.

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January 25, 2007

(iv)         The Commitment shall be permanently reduced to zero and terminated on the date of the closing of an event described in clause (ii) of the definition of Senior Credit Refinancing.

(i)

Utilization Fee. The Borrower shall pay to the Lender a utilization fee equal to 0.050% times the aggregate outstanding principal amount of all Loans (the “Outstanding Amount”) on each day that the Outstanding Amount (after giving effect to any borrowings and prepayments or repayments of Loans occurring on such date) exceeds $350,000,000. The utilization fee shall be due and payable monthly in arrears on the last Business Day of each month, commencing with the first such date to occur after the Closing Date, and on the Maturity Date (and, if applicable, thereafter on demand). The utilization fee shall be calculated monthly in arrears. The utilization fee shall accrue at all times when the Outstanding Amount exceeds $350,000,000, including at any time during which one or more of the conditions in Section 2 is not met.

(j)

Taxes, Yield Protections, Illegality, Breakage Costs and Reserve on Eurodollar Rate Loans. The provisions of Sections 3.01 through 3.07 of the Incorporated Agreement shall apply to this Agreement and the Loans hereunder, and such Sections (including all exhibits, schedules and defined terms referred to therein) are hereby incorporated herein by reference and the Borrower shall fully comply therewith as if set forth in full herein with appropriate substitutions.

2.	Conditions of Effectiveness and Conditions Precedent to Loans.
(a)

Conditions of Effectiveness and Conditions Precedent to Initial Loan. As a condition precedent to the effectiveness of this Agreement and the obligation of the Lender to make any Loan on the Closing Date hereunder, the Lender must receive the following from the Borrower in form and substance satisfactory to the Lender:

(i)	the enclosed duplicate of this Agreement duly executed and delivered on behalf of the Borrower;

(ii)	a promissory note duly executed and delivered by the Borrower as contemplated in Section 1(d) above;

(iii)	an opinion or opinions of counsel to the Borrower, substantially in the form of legal opinions delivered in connection with the closing of the Incorporated Agreement by counsel to the Borrower;

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January 25, 2007

(iv)

certificates of resolutions or other action, signature and incumbency certificates and/or other certificates of a Responsible Officer, which establish the identity and verify the authority and capacity of the Responsible Officer authorized to act on behalf of the Borrower and as a Responsible Officer in connection with this Agreement and the other Loan Documents;

(v)	the Organizational Documents of the Borrower certified as true and correct by its secretary or assistant secretary;

(vi)

a certificate signed by a Responsible Officer on behalf of the Borrower certifying that (A) the condition specified in Section 2(b)(iii) has been satisfied, (B) except as disclosed in SEC filings or in press releases delivered to the Lender prior to the date hereof, there has been no event or circumstance since September 30, 2006 which has or could be reasonably expected to have a Material Adverse Effect, and (C) each of the representations and warranties in Section 3 hereof are true and correct as of the date hereof;

(vii)	such other documents and certificates as the Lender may reasonably request; and

(viii)	any fees and expenses required to be paid on or before the Closing Date shall have been paid.

(b)	Conditions to Each Borrowing. As a condition precedent to each borrowing (including the initial borrowing) of any Loan:

(i)	The Borrower must furnish the Lender with a notice of borrowing;
(ii)

each representation and warranty set forth in Section 3 below, but excluding the representation and warranty contained in Section 5.11(b) of the Incorporated Agreement, shall be true and correct on and as of the date of such borrowing, before and after giving effect to such borrowing and to the application of the proceeds therefrom, as if made on and as of such date, except to the extent such representations and warranties expressly refer to an earlier date, in which case they shall be true and correct as of such earlier date, and except that for purposes of this Section 2(b), the representations and warranties contained in Section 5.11(a) of the Incorporated Agreement shall be deemed to refer to the most recent statements furnished pursuant to Section 4 herein (by way of its incorporation of clauses (a) and (b), respectively, of Section 6.01 of the Incorporated Agreement); and

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January 25, 2007

(iii)	no Default or Event of Default shall have occurred and be continuing on the date of such borrowing.

Each notice of borrowing shall be deemed a representation and warranty by the Borrower that the conditions referred to in clauses (ii) and (iii) above have been met.

3.

Representations and Warranties. The Borrower represents and warrants (which representations and warranties shall survive the Closing Date and each borrowing hereunder) that the representations and warranties contained in Article V (Representations and Warranties) of the Incorporated Agreement, other than the first sentence of Section 5.08 thereof or as indicated on the schedules attached as Exhibit D to this Agreement, are true and correct as if made on such date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date. The representations and warranties of the Borrower referred to in the preceding sentence (including all exhibits and defined terms referred to therein) are hereby incorporated herein by reference as if set forth in full herein.

4.

Covenants. (a) So long as principal of and interest on any Loan or any other amount payable hereunder or under any other Loan Document remains unpaid or unsatisfied and the Commitment has not been terminated, the Borrower shall comply with all the covenants and agreements contained in Article VI (Affirmative Covenants), other than Section 6.11 thereof, and Article VII (Negative Covenants), other than Section 7.07 thereof, of the Incorporated Agreement. The covenants and agreements of the Borrower referred to in the preceding sentence (including all exhibits and defined terms referred to therein) are hereby incorporated herein by reference as if set forth in full herein. Notwithstanding the foregoing, Sections 7.01 and 7.02 of the Incorporated Agreement shall not apply to any Excess Margin Stock.

(b)          In addition to the covenants and agreements incorporated in Section 4(a) above, the Borrower also covenants and agrees that:

(i)           Use of Proceeds. The proceeds of the Loans will be used for financing in part the Stock Repurchase.

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January 25, 2007

(ii)          Assignments and Agency Amendment. In the event that the Initial Lender at any time makes any assignment pursuant to Section 6(e) such that, after giving effect to such assignment, there is to be more than one lender under this Agreement, at the request of the Initial Lender, the Borrower and the Initial Lender shall enter into and diligently continue good-faith negotiations to amend and restate this Agreement with customary definitive documentation to provide for such provisions of agency (including the naming of the Initial Lender, or an Affiliate of the Initial Lender, as the agent) as are determined by the Initial Lender to be necessary or desirable in the administration of this Agreement at such time, and such amendment shall only require the approval of the Initial Lender and the Borrower.

(iii)         Margin Regulations. Following the application of proceeds of each Loan, the Borrower will not be in violation of Regulation X and the Loan will not be in violation of Regulation U of the Board of Governors of the Federal Reserve System.

5.	Events of Default. The following are “Events of Default”:
(a)	The Borrower fails to pay any principal of any Loan as and on the date when due; or
(b)

The Borrower fails to pay any interest on any Loan due hereunder, or any portion thereof, or fails to pay any other fee or amount payable to the Lender under any Loan Document, or any portion thereof, within five Business Days after the date due; or

(c)

The Borrower fails to comply with (i) any covenant or agreement incorporated herein by reference pursuant to Section 4 above, (ii) Section 4(b)(ii) and such failure continues for ten Business Days after written notice thereof is given to the Borrower by the Lender, or (iii) any other provision of this Agreement, in the cases of clauses (i) and (iii) above subject to any applicable grace period and/or notice requirement set forth in Article VIII of the Incorporated Agreement (it being understood and agreed that any such notice requirement be and the same hereby is incorporated by reference as in effect as if set forth herein, provided that any such notice requirement shall be deemed satisfied by the Lender’s giving the applicable notice to the Borrower hereunder); or

(d)

Any representation or warranty made by the Borrower herein or by the Borrower (or any of its officers) in connection with this Agreement is incorrect in any material respect on or as of the date made or deemed made, including any representation or warranty incorporated herein by reference pursuant to Section 3 above; or

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January 25, 2007

(e)

The Borrower or any of its Subsidiaries fails to comply with, or there shall otherwise occur, an “Event of Default” as set forth in Sections 8.01(e) – (l) of the Incorporated Agreement subject to any applicable grace period and/or notice requirement set forth in Article VIII of the Incorporated Agreement, all of which Events of Default (including all defined terms referred to therein) are hereby incorporated herein by reference as if set forth in full herein with appropriate substitutions.

Upon the occurrence and during the continuance of an Event of Default, the Lender may in each case declare the Commitment to be terminated, whereupon the Commitment shall forthwith terminate, and/or declare all sums outstanding hereunder and under the other Loan Documents, all interest thereon and all other amounts payable under this Agreement or any other Loan Document to be forthwith due and payable, whereupon all such outstanding amounts, all such interest and all such other amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower; provided, however, that in the event of an actual or deemed entry of an order for relief with respect to the Borrower under any Debtor Relief Law (as defined in the Incorporated Agreement), the Commitment shall automatically terminate, and all sums outstanding hereunder and under each other Loan Document, all interest and all such amounts shall automatically become and be due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by the Borrower.

6.	Miscellaneous.
(a)	The provisions of Section 1.03 of the Incorporated Agreement are hereby incorporated by reference, and each party hereto shall fully comply therewith, as if set forth in full herein.
(b)	All references herein and in the other Loan Documents to any time of day shall mean the local (standard or daylight, as in effect) time of New York, New York.
(c)

No amendment or waiver of any provision of this Agreement (including any provision of the Incorporated Agreement incorporated herein by reference) or of any other Loan Document and no consent by the Lender to any departure therefrom by the Borrower shall be effective unless such amendment, waiver or consent shall be in writing and signed by a duly authorized officer of the Lender, and, in the case of an amendment, the Borrower. Any such amendment, waiver or consent shall then be effective only for the period and on the conditions and for the specific instance specified in such writing. No failure or delay by the Lender in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other rights, power or privilege.

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January 25, 2007

(d)

(i)            Unless otherwise expressly provided herein, all notices and other communications provided for hereunder shall be in writing (including by facsimile transmission). All such written notices shall be mailed, faxed or delivered to the applicable address, facsimile number or (subject to subsection (iii) below) electronic mail address, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, if to the Borrower or the Lender, initially, to the address, facsimile number, electronic mail address or telephone number as appears below the signature of each such party hereto, and otherwise as shall be designated by such party in a notice to the other party.

All such notices and other communications shall be deemed to be given or made upon the earlier to occur of (A) actual receipt by the relevant party hereto and (B) (1) if delivered by hand or by courier, when signed for by or on behalf of the relevant party hereto; (2) if delivered by mail, four Business Days after deposit in the mails, postage prepaid; (3) if delivered by facsimile, when sent and receipt has been confirmed by telephone; and (4) if delivered by electronic mail (which form of delivery is subject to the provisions of subsection (iii) below), when delivered; provided, however, that notices and other communications to the Lender pursuant to Section 1 shall not be effective until actually received by the Lender. In no event shall a voicemail message be effective as a notice, communication or confirmation hereunder.

(ii)          Loan Documents may be transmitted and/or signed by facsimile. The effectiveness of any such documents and signatures shall, subject to applicable law, have the same force and effect as manually-signed originals and shall be binding on the Borrower and the Lender. The Lender may also require that any such documents and signatures be confirmed by a manually-signed original thereof; provided, however, that the failure to request or deliver the same shall not limit the effectiveness of any facsimile document or signature.

(iii)         Electronic mail and Internet and intranet websites may be used only to distribute routine communications, such as financial statements, and to distribute Loan Documents for execution by the parties thereto, and may not be used for any other purpose.

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(iv)         The Lender shall be entitled to rely and act upon any notices (including telephonic notices of borrowings, conversions and continuations) believed in good faith by the Lender to be given by or on behalf of the Borrower even if (A) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (B) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Borrower shall indemnify the Lender, its affiliates and the officers, directors, employees, agents and attorneys-in-fact of the Lender and such affiliates from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice reasonably believed by the recipient to be given by or on behalf of the Borrower. All telephonic notices to and other communications with the Lender may be recorded by the Lender, and the Borrower hereby consents to such recording.

(e)

This Agreement shall inure to the benefit of the parties hereto and their respective successors and assigns, except that the Borrower may not assign its rights and obligations hereunder. The Lender may at any time (i) assign all or any part of its rights and obligations hereunder to any other Person, and (ii) grant to any other Person participating interests in all or part of its rights and obligations hereunder without notice to the Borrower. The Borrower agrees to enter into any documents reasonably requested by the Lender in connection with any such assignment in accordance with Section 4(b)(ii). All information provided by or on behalf of the Borrower to the Lender or its affiliates may be furnished by the Lender to its affiliates and to any actual or proposed assignee or participant.

(f)

The Borrower agrees to pay, upon demand, all reasonable out-of-pocket costs and expenses of the Lender in connection with the preparation, execution, delivery, administration, modification and amendment of this Agreement, the Note and the other documents to be delivered hereunder, including, without limitation, (i) all due diligence, duplication and messenger costs and (ii) the reasonable and documented fees and expenses of counsel for the Lender with respect thereto and with respect to advising the Lender as to its rights and responsibilities under this Agreement. The Borrower further agrees to pay, upon demand, all reasonable out-of-pocket costs and expenses of the Lender, if any (including, without limitation, reasonable counsel fees and expenses), in connection with the enforcement (whether through negotiations, legal proceedings or otherwise) of this Agreement, the Note and the other documents to be delivered hereunder, including, without limitation, in connection with the enforcement of rights under this Section 6(f). The agreements in this Section 6(f) shall survive the termination of the Commitments and repayment of all other Loans and obligations of the Borrower hereunder.

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January 25, 2007

(g)

In connection with all aspects of each transaction contemplated by this Agreement, you acknowledge and agree that: (i) the Commitment and any related arranging or other services described in this Agreement is an arm’s-length commercial transaction between you and your affiliates, on the one hand, and Bank of America, on the other hand, and you are capable of evaluating and understanding and understand and accept the terms, risks and conditions of the transactions contemplated by this Agreement; (ii) in connection with the process leading to such transaction, Bank of America is and has been acting solely as a principal and is not the financial advisor, agent or fiduciary for you or any of your affiliates, stockholders, creditors or employees or any other party; (iii) Bank of America has not assumed and will not assume an advisory, agency or fiduciary responsibility in your or your affiliates’ favor with respect to any of the transactions contemplated hereby or the process leading thereto (irrespective of whether Bank of America has advised or is currently advising you or your affiliates on other matters) and Bank of America has no obligation to you or your affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth in this Agreement; (iv) Bank of America and its affiliates may be engaged in a broad range of transactions that involve interests that differ from yours and your affiliates and Bank of America has no obligation to disclose any of such interests by virtue of any advisory, agency or fiduciary relationship; and (v) Bank of America has not provided any legal, accounting, regulatory or tax advice with respect to any of the transactions contemplated hereby and you have consulted your own legal, accounting, regulatory and tax advisors to the extent you have deemed appropriate. You hereby waive and release, to the fullest extent permitted by law, any claims that you may have against Bank of America with respect to any breach or alleged breach of agency or fiduciary duty.

(h)	The provisions of Section 10.04(b) of the Incorporated Agreement are hereby incorporated by reference, and each party hereto shall fully comply therewith, as if set forth in full herein.
(i)

If any provision of this Agreement or any other Loan Document shall be held invalid or unenforceable in whole or in part, such invalidity or unenforceability shall not affect the remaining provisions hereof or thereof.

(j)

This Agreement may be executed in one or more counterparts, and each counterpart, when so executed, shall be deemed an original but all such counterparts shall constitute but one and the same instrument.

(k)	The provisions of Section 10.07 of the Incorporated Agreement are hereby incorporated by reference, and the Borrower shall fully comply therewith, as if set forth in full herein.

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January 25, 2007

(l)

All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by the Lender, regardless of any investigation made by the Lender or on their behalf and notwithstanding that the Lender may have had notice or knowledge of any Default at the time of any Loan, and shall continue in full force and effect as long as any Loan or any other obligation of the Borrower hereunder shall remain unpaid or unsatisfied.

(m)

This Agreement and the other Loan Documents are governed by, and shall be construed in accordance with, the laws of the State of New York and the applicable laws of the United States of America. The Borrower hereby submits to the nonexclusive jurisdiction of the courts of the state of New York sitting in New York or of the United States for the purposes of all legal proceedings arising out of or relating to any of the Loan Documents or the transactions contemplated thereby. The Borrower irrevocably consents to the service of any and all process in any such action or proceeding by the mailing of copies of such process to the Borrower at its address set forth beneath its signature hereto. The Borrower irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.

(n)

EACH PARTY TO THIS AGREEMENT, TO THE EXTENT PERMITTED BY APPLICABLE LAW, HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER ANY LOAN DOCUMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO ANY LOAN DOCUMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER FOUNDED IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

(o)

THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR OR CONTEMPORANEOUS WRITTEN AGREEMENTS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

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January 25, 2007

Please indicate your acceptance of the Commitment on the foregoing terms and conditions by returning an executed copy of this Agreement to the undersigned not later than January 25, 2007.

BANK OF AMERICA, N.A.
By:	/s/ Richard C. Hardison
Name:	Richard C. Hardison
Title:	Vice President

Address for Notices:

Bank of America, N.A. 101 N. Tryon Street, NC1-001-04-39 Charlotte, NC 28255 Attn: Sue Naik

Accepted and Agreed to as of the date below:

ST. JUDE MEDICAL, INC.

By: /s/ John C. Heinmiller

Name: John C. Heinmiller

Title: Executive Vice President and Chief Financial Officer

Date: January 25, 2007

Address for Notices:

St. Jude Medical, Inc.

One Lillehei Plaza

St. Paul, MN 55117

Attention: Chief Financial Officer

EXHIBIT A

DEFINITIONS

To the extent any definition herein refers to a definition in the Incorporated Agreement, any term used in such definition in the Incorporated Agreement shall also have the meaning ascribed thereto in the Incorporated Agreement, without regard to any definition of the same term in this Agreement.

Affiliate:	Has the meaning set forth in the Incorporated Agreement.

Agreement:	This letter agreement, as amended, restated, extended, supplemented or otherwise modified in accordance with Section 6(c) hereof in writing from time to time.

Applicable Margin:	An amount equal to 0.350% per annum with respect to Eurodollar Rate Loans.

Bank of America:	Bank of America, N.A.

Base Rate:	Has the meaning set forth in the Incorporated Agreement, including the definition of Federal Funds Rate as such term is used therein.

Base Rate Loan:	A Loan bearing interest based on the Base Rate.

Borrower:	Has the meaning set forth in the preamble to the Agreement.

Business Day:

Any day other than a Saturday, Sunday, or other day on which commercial banks are authorized to close under the laws of, or are in fact closed in, New York or the state where the Lender’s lending office is located and, if such day relates to any Eurodollar Rate Loan, means any such day on which dealings in Dollar deposits are conducted by and between banks in the offshore Dollar interbank market.

Closing Date:	The first date all of the conditions precedent in Section 2(a) are satisfied or waived by the Lender.

Commitment:	Has the meaning set forth in Section 1(a) of the Agreement.

Debt Issuance:

The incurrence, issuance or sale by the Borrower or any of its Subsidiaries of any debt, including, without limitation, any debt securities (other than commercial paper), whether in a public offering of such securities or otherwise, but excluding incurrence of any debt hereunder, under the Incorporated Agreement or any Senior Credit Refinancing.

Default:	Any event that, with the giving of any notice, the passage of time, or both, would be an Event of Default.

Default Rate:

An interest rate equal to (a) the Base Rate plus (b) 2% per annum; provided, however, that with respect to a Eurodollar Rate Loan, until the end of the Interest Period during which the Default Rate is applicable, the Default Rate shall be an interest rate equal to the interest rate (including any Applicable Margin) otherwise applicable to such Loan plus 2% per annum, in each case to the fullest extent permitted by applicable Laws.

Dollar or $:	Has the meaning set forth in the Incorporated Agreement.

Equity Interests:

With respect to any Person, all of the shares of capital stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.

Equity Issuance:

The issuance, sale or other disposition by the Borrower or any of its Subsidiaries of any of its Equity Interests (including, without limitation, pursuant to an initial underwritten public offering of the common stock of the Borrower or any of its Subsidiaries pursuant to an effective registration statement filed with the SEC (whether alone or in conjunction with a secondary public offering)), other than pursuant to options outstanding as of the Closing Date or restricted shares granted to employees and non-employee directors in the ordinary course of business, or any rights, warrants or options (other than options granted to employees and non-employee directors in the ordinary course of business) to purchase or acquire any shares of its Equity Interests or any other security or instrument representing, convertible into or exchangeable for any Equity Interests in the Borrower or any of its Subsidiaries.

Eurodollar Rate:	Has the meaning set forth in the Incorporated Agreement, including the definitions of Eurodollar Base Rate and Eurodollar Reserve Percentage as such terms are used therein.

Eurodollar Rate Loan:	A Loan bearing interest based on the Eurodollar Rate.

Event of Default:	Has the meaning set forth in Section 5 of the Agreement.

Excess Margin Stock:

That amount by which the value of all “margin stock” (as such term is defined in Regulation U of the Board of Governors of the Federal Reserve System, as the same may be amended, modified or interpreted from time to time) owned by the Borrower and its Subsidiaries exceeds 25% of the value of all of the assets owned by the Borrower and its Subsidiaries subject to Sections 7.01 and 7.02 of the Incorporated Agreement.

GAAP:	Has the meaning set forth in the Incorporated Agreement.

Incorporated Agreement:

The Multi-Year $1,000,000,000 Credit Agreement dated as of December 13, 2006 among the Borrower, each lender from time to time party thereto, and Bank of America, N.A. as the administrative agent, as amended, restated, amended and restated, supplemented or otherwise modified from time to time during the term of this Agreement. A copy of the Incorporated Agreement is attached as Exhibit C. For purposes of this Agreement the Borrower specifically covenants and agrees that each term or provision of the Incorporated Agreement incorporated by reference into this Agreement is effective and binding upon the Borrower as if set forth herein. All such incorporated terms and provisions are incorporated herein with appropriate substitutions, including the following:

(i)           all references to “the Administrative Agent”, “L/C Issuer”, “the Lenders”, “each Lender”, “any Lender”, and “the Required Lenders” shall be deemed to be references to the Lender;

(ii)          all references to “this Agreement” shall be deemed to be references to this Agreement;

(iii)         all references to “Borrower” shall be deemed to be references to the Borrower;

(iv)         all references to “Commitment” shall be deemed references to the Commitment;

(v)          all references to “Default” and “Event of Default” shall be deemed to be references to a Default and an Event of Default, respectively;

(vi)         all references to “any Loan Document” shall be deemed to be references to the Loan Documents;

(vii)        all references to “Loans” and “Letter of Credit” shall be deemed to be references to the Loans;

(viii)       all references to “Obligations” shall be deemed to be references to Obligations;

(ix)          all references to the “transactions contemplated hereby” shall be deemed to include reference to the Stock Repurchase;

(x)           references to “Audited Financial Statements” shall be deemed to be references to financial statements for the fiscal year or years ended December 31, 2005; and

(xi)          references to any schedules shall be deemed to be references to the schedules attached hereto as Exhibit D.

Indebtedness:	Has the meaning set forth in the Incorporated Agreement.

Indemnitee:	Has the meaning set forth in the Incorporated Agreement.

Interest Period:

For each Eurodollar Rate Loan, (a) initially, the period commencing on the date the Eurodollar Rate Loan is disbursed or converted from a Base Rate Loan and (b) thereafter, the period commencing on the last day of the preceding Interest Period, and, in each case, ending on the earlier of (x) the Maturity Date and (y) seven days, one month, two months or three months thereafter, as requested by the Borrower; provided that:

(i)          any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day; and

(ii)         any Interest Period which begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period.

Laws:	Has the meaning set forth in the Incorporated Agreement.

Lender:

At all times prior to any assignment by the Lender pursuant to Section 6(e) of the Agreement, the Lender, and at all times thereafter, each Person with Loans outstanding to the Borrower under the Agreement, provided that at all times there is more than one Person constituting a Lender hereunder, such term shall mean each Lender, any Lender or all Lenders collectively, as the context may indicate.

Lien:	Has the meaning set forth in the Incorporated Agreement.

Loan Documents:	This Agreement and the Note.

Loans:	Has the meaning set forth in Section 1(a) of the Agreement.

Material Adverse Effect:	Has the meaning set forth in the Incorporated Agreement.

Maturity Date:	The earlier of (a) the date that is 90 days after the Closing Date and (b) such earlier date on which the Commitment may terminate in accordance with the terms hereof.

Net Cash Proceeds:

The aggregate cash proceeds received by the Borrower in respect of any Debt Issuance, Equity Issuance or disposition of assets (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Debt Issuance, Equity Issuance or disposition of assets), net of the direct costs relating to such Debt Issuance, Equity Issuance or disposition of assets (including, without limitation legal, accounting and investment banking fees, and sales commissions), taxes paid or payable as a result thereof, and any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP, net of, in the case of any disposition of assets, amounts required to be applied to repay principal, interest and prepayment premiums and penalties on Indebtedness secured by a Lien on the asset which is the subject of such disposition.

Note:

A promissory note of the Borrower payable to the order of the Lender in substantially the form of Exhibit B hereunder, evidencing the aggregate indebtedness of the Borrower to the Lender resulting from the Loans made by the Lender to the Borrower, and following the effectiveness of any assignment pursuant to Section 6(e) hereof, collectively refers to all promissory notes of the Borrower payable to the order of each Lender.

Obligations:

All advances, debts, liabilities, obligations, covenants and duties arising under any Loan Document, owing by the Borrower to the Lender or any Indemnitee, whether joint or several, direct or indirect (including those acquired by assignment), absolute or contingent, due or to become due, now existing or hereafter arising.

Organizational Documents:	The certificate or articles of incorporation and the bylaws of the Borrower.

Person:	Has the meaning set forth in the Incorporated Agreement.

Responsible Officer:	Has the meaning set forth in the Incorporated Agreement.

SEC:	Has the meaning set forth in the Incorporated Agreement.

Senior Credit Refinancing:

The Borrower (i) amending or amending and restating the Incorporated Agreement to increase the aggregate total commitment of the lenders thereunder, or (ii) otherwise entering into a new senior syndicated credit facility or issuing any senior debt other than commercial paper, in any event as may occur at any time after the Closing Date.

Stock Repurchase:

A stock repurchase and trading plan permitting the Borrower to purchase its shares of the common stock, par value $0.10, in an amount not to exceed $700,000,000 and which qualifies for the safe harbors provided by Rule 10b-18 and Rule 10b5-1 each under the Securities Exchange Act of 1934, as amended.

Subsidiary:

With respect to any Person, a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” refer to a Subsidiary or Subsidiaries of the Borrower.

EXHIBIT B

FORM OF PROMISSORY NOTE

January 25, 2007

FOR VALUE RECEIVED, the undersigned, ST. JUDE MEDICAL, INC., a Minnesota corporation (the “Borrower”), promises to pay to the order of BANK OF AMERICA, N.A. (the “Lender”) on the Maturity Date (as such term is defined in the Letter Agreement, dated as of January 25, 2007 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Letter Agreement”), between the Borrower and the Lender) the aggregate unpaid principal amount of all Loans made by the Lender to the Borrower from time to time pursuant to the Letter Agreement. A notation indicating all Loans made by the Lender pursuant to the Letter Agreement and payments on account of the principal of such Loans may, from time to time, be made by the holder hereof on the grid attached to this note (the “Note”). Unless defined herein or the context otherwise requires, terms used herein have the meanings provided in the Letter Agreement.

Interest upon the unpaid principal amount hereof shall accrue at the rates, shall be calculated in the manner and shall be payable on the dates set forth in the Letter Agreement. Both principal and interest shall be payable in accordance with the Letter Agreement to the account designated by the Lender.

This Note is the Note referred to in, and evidences indebtedness incurred in respect of the Loans under, the Letter Agreement, to which reference is made for a statement of the terms and conditions on which the Borrower is permitted and required to make prepayments of principal of the indebtedness evidenced by this Note and on which such indebtedness may be declared to be immediately due and payable.

THIS NOTE SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE CONFLICT OF LAWS PROVISIONS OF THE STATE OF NEW YORK, BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS.

ST. JUDE MEDICAL, INC.
By:
Name:
Title:

LOANS AND PAYMENTS WITH RESPECT THERETO

Date	Amount of Loan Made	Amount of Principal or Interest Paid This Date	Outstanding Principal Balance This Date	Notation Made By

EXHIBIT C

COPY OF INCORPORATED AGREEMENT

Incorporated by reference from Exhibit 10.1 of
St. Jude Medical’s
Current Report on Form 8-K
filed on December 18, 2006